Investor
Presentation

Sterne Agree
Financial Services Symposium

February 9, 2010

Bancorp RI

Forward Looking Statements

Certain statements contained in this presentation are “Forward Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward Looking Statements may be identified by the use of forward looking terminology such as “may,” “believes,” “intends,” “expects,” and “anticipates” or similar terms or variations of these terms.  Actual results could differ materially from those set forth in Forward Looking Statements due to a variety of factors including, without limitation, competition, interest rate risk, credit risk, political and economic conditions and regulatory issues.  Further information on these risk factors is included in our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

Who We Are

[MAP]
Profile:

  Formed in March 1996
  $1.6 billion commercial bank
  NASDAQ listed (since 1998): BARI
  16 branches in Greater Providence area
  Headquartered in Providence, state capital
  Approximately 75% of RI’s population, jobs and businesses are located in Greater Providence area

Key Strengths

Strong Management Team	Focused on delivering results and creating long-term value for shareholders Experienced team includes large bank expertise Consistent track record Highly visible in the Rhode Island community
Prudent Credit Culture
  Conservative credit culture has delivered moderate level of nonperforming loans and leases and low level of net charge-offs compared to peers
  Diversified loan portfolio
  Credit team has significant credit management expertise
  Precautions taken and monitoring processes established to weather current economic storm
  Credit culture extends to investment portfolio

Key Strengths

Solid Capital Position
  As of December 31, 2009:
 -- Total Capital (to Risk Weighted Assets) of 12.04%
 -- Tier 1 Capital Ratio of 7.70%
 -- Tangible Common Equity Ratio of 6.92%
  Concluded our participation in the U.S. Treasury’s Capital Purchase Program
  Firm commitment for $8 million of additional capital in place; available at Company’s election

Strong Liquidity Position	Solid core deposit base at 12/31/09 was 65% of total deposits (DDA, money market, NOW and savings) up from 59% at year-end 2008 Liquidity supported by diversified funding sources

Investment Portfolio

2009 earnings were negatively impacted by $384,000 in other-than-temporary charges related to credit losses. Total par value of the trust preferred collateralized debt obligations is $2.9 million.	[CHART]

Diversified Loan Portfolio

Commercial: 65.9% Consumer: 18.5% Residential: 15.6% _________ 100.0%	[CHART]

Commercial Real Estate (non-owner occupied)

[CHART]

Credit Quality of Portfolio

[CHART]

Credit Quality of Loan and Lease Portfolios
Nonperforming Loans and Leases

[CHART]

Credit Quality of Loan and Lease Portfolios
Loan and Lease Portfolio Net Charge-Offs

[CHART]

Consumer Loan Portfolio

[CHART]

Consumer Loan Snapshot
12/31/09:  Credit Score Distribution

[CHART]

Consumer Loans
12/31/09:  Lien Position Distribution

[CHART]

Residential Loan Portfolio

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Residential Mortgage Snapshot
12/31/09:  $173.3 million

[CHART]

Residential Mortgage Snapshot
12/31/09:  Credit Score Distribution

[CHART]

Commercial Loan Growth

[CHART]

Performance Highlights

2009
  Continued strategic shift to commercially-oriented balance sheet and company originated assets
--Commercial loan portfolio growth of 11.5%

  Core deposits growth of $92 million or 15% from year-end 2008
  Nonperforming assets remain at a manageable level
  Expanded net interest margin on quarter and YTD basis
  Noninterest expenses flat year-over-year, excluding FDIC insurance increases
  Earnings per share of $.90 were negatively impacted by the repurchase of preferred stock and the discount accretion associated with its issuance by $.49 per share

Financial Results
Net Interest Margin

[CHART]

Financial Results
Noninterest Expense

[CHART]

Financial Results
Net Income

[CHART]

Financial Results
Earnings Per Share (diluted)

[CHART]

Going Forward

Challenges	Uncertain economic environment Lower consumer spending negatively impacting fee income Government regulations may negatively impact fee income Market illiquidity still impacting Macrolease sales
Opportunities	Capitalize on marketplace perceptions and dislocations Seasoned talent available for recruitment Patient investment philosophy positions institution well for income expansion when economy turns

Attractive Valuation
Market price as of February 1, 2010 - $24.66

Book Value Per Common Share Price to Book Value Per Common Share	$26.36 93.39%
Tangible Book Value Per Common Share Price to Tangible Book Value Per Common Share	$23.70 103.85%
Price to TTM Earnings	17.57
Common Shares Outstanding (net)	4,604,694
Quarterly Dividend (per share)	$0.17
Dividend Yield	2.76%
Market Capitalization (in millions)	$113.6
Tangible Common Equity Ratio	6.92%
Tier 1 Capital Ratio	7.70%
Total Capital (to risk-weighted assets)	12.04%

NASDAQ:  BARI